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                                                                     EXHIBIT 24



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated April 15, 1996, included in this Form 10-KSB, into the Company's previously filed Form S-3 Registration Statements (File Nos. 33-59055 and 033-65421).




ARTHUR ANDERSEN LLP


New York, New York
April 15, 1996